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                                                    EXHIBIT 4.01


               [Form of PRIDES Certificate]


      PREFERRED REDEEMABLE INCREASED DIVIDEND EQUITY SECURITIES
                        % PRIDES(SM) ("PRIDES")
                                 OF
                    HOLLINGER INTERNATIONAL INC.
       (Incorporated under the laws of the State of Delaware)

                          -----------------

This Certificate is                  (Each PRIDES represents 1/2
Transferable in New York,            of a share of the
New York                             Convertible Preferred Stock
                                     referred to below of
                                     Hollinger International Inc.)

                                     CUSIP

          1. [Name of Depositary], a corporation organized under the laws of the State of , as depositary ("Depositary"), hereby certifies that [name of registered holder] is the registered owner of [number] PRIDES, each initially representing one-half of one share of Series B Convertible Preferred Stock, par value $.01 per share ("Convertible Preferred Stock"), of Hollinger International Inc., a Delaware corporation (the "Company"), deposited with, and held by, the Depositary. The interest in the Convertible Preferred Stock represented by each PRIDES is subject to adjustment from time to time in the event of certain amendments to the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof establishing and setting forth the rights, preferences and privileges of the Convertible Preferred Stock. The rights, preferences and limitations of the Convertible Preferred Stock are set forth in such resolutions, and filed in the form of a Certificate of Designations of the Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware, copies of which are on file at the Depositary's corporate trust office at
(such resolutions and Certificate of Designations are collectively referred to herein as the "Authorizing Resolutions").

          2. The Deposit Agreement. The PRIDES certificates, of
which this PRIDES certificate is one, are made available upon the terms and conditions set forth in the Deposit Agreement dated as of
                  ,           (as the


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same may be amended from time to time, "Deposit Agreement"), between the Company and the Depositary, as depositary and on behalf of all holders from time to time of PRIDES. The Deposit Agreement (copies of which are on file at the Depositary's corporate trust office in New York City) sets forth the rights of holders of the PRIDES and the rights and duties of the Depositary in respect of the Convertible Preferred Stock deposited, and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this PRIDES certificate are summaries of certain provisions of the Deposit Agreement and are subject in all respects to the detailed provisions thereof, to which reference is hereby made. Defined terms used but not defined in this PRIDES certificate shall have the same meanings as ascribed to them in the Deposit Agreement.

          3. Conversion at the Option of Holders. Subject to the terms and conditions of the Deposit Agreement and the Authorizing Resolutions, PRIDES may be surrendered at any time by the holders thereof with written instructions to the Depositary to convert any specified number of shares of Convertible Preferred Stock (or half-share fractions thereof) represented by such PRIDES into shares of Class A Common Stock (and cash in lieu of fractional shares of Class A Common Stock) at the conversion rate in respect thereof determined in accordance with the Authorizing Resolutions. The right to convert shares of Convertible Preferred Stock represented by PRIDES called for redemption will terminate immediately prior to the close of business on the relevant redemption date.

          4. Mandatory Conversion. Unless previously redeemed by the Company or converted at the option of the holder into Class A Common Stock, on _____, 2000 (the "Mandatory Conversion Date"), each half share of Convertible Preferred Stock represented by a PRIDES will mandatorily convert into (i) Class A Common Stock at the rate prescribed in the Authorizing Resolutions, (ii) cash in lieu of fractional shares of Class A Common Stock and (iii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, as prescribed in the Authorizing Resolutions.

          5. Redemption by Company. The shares of Convertible
Preferred Stock represented by the PRIDES will


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not be redeemable by the Company prior to , 1999. At any time and from time to time on or after that date until immediately prior to the Mandatory Conversion Date, the Company will have the right to redeem, in whole or in part, the Convertible Preferred Stock represented by the PRIDES at the price per half share of Convertible Preferred Stock specified pursuant to the Authorizing Resolutions. Whenever the Company shall elect under the Authorizing Resolutions to redeem shares of Convertible Preferred Stock, the Depositary shall effect a simultaneous redemption of a number of PRIDES representing a number of half shares of Convertible Preferred Stock equal to the number of half shares of Convertible Preferred Stock being redeemed. In the case of any such redemption, the Depositary shall be required to give notice of such redemption, by first class mail postage prepaid, not less than 15 nor more than 60 days prior to the redemption date to the holders of PRIDES representing a number of half shares of Convertible Preferred Stock equal to the number of half shares of Convertible Preferred Stock held by the Depositary that are to be redeemed by the Company. In case less than all the outstanding shares of Convertible Preferred Stock represented by PRIDES are to be called for redemption, the PRIDES to be redeemed (which shall represent a number of half shares of Convertible Preferred Stock equal to the total number of half shares of Convertible Preferred Stock held by the Depositary that are being redeemed) shall be selected by the Depositary in the same manner as that determined by the Company with respect to the redemption of the Convertible Preferred Stock. Subject to the terms of the Deposit Agreement, notice having been mailed by the Depositary as aforesaid, the PRIDES to be redeemed shall no longer be deemed outstanding and all rights of the holders of such PRIDES, except the right to receive a proportionate distribution of the redemption price of such Convertible Preferred Stock without interest as provided herein, shall cease (including any right to receive any dividend otherwise payable on any dividend payment date with respect to the Convertible Preferred Stock to be redeemed after the redemption date) from and after the redemption date. If less than all of the PRIDES evidenced by this PRIDES certificate are called for redemption, the Depositary will deliver to the holder of this PRIDES certificate upon the later of (i) the surrender of this PRIDES certificate to the Depositary and (ii) the redemption date, a new PRIDES certificate representing the PRIDES not called for redemption together with the redemption payment.


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          6. Dividends and Distributions. Whenever the Depositary
receives any cash dividend or other cash distribution with respect to the Convertible Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, promptly distribute the amount of such dividends or distribution to the record holders of PRIDES on the record date (determined in accordance with paragraph 15 below) in proportion, insofar as practicable, to the respective numbers of PRIDES held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Convertible Preferred Stock will be distributed to holders of PRIDES as provided in the Deposit Agreement.

          7. Surrender of PRIDES and Withdrawal of Convertible Preferred Stock. Upon surrender of this PRIDES certificate to the Depositary at its corporate trust office in New York City or at such other offices as may be designated in accordance with the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement (unless the PRIDES evidenced hereby have been theretofore converted or called for redemption), the holder hereof is entitled to withdraw, and to obtain delivery, to or upon his order, of Convertible Preferred Stock in authorized denominations and all money and other property, if any, at the time represented by this PRIDES certificate.

          8. Transfers, Split-Ups, Combinations. This PRIDES certificate is transferable on the books of the Depositary upon surrender of this PRIDES certificate to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law and upon such transfer the Depositary shall sign and deliver a PRIDES certificate to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This PRIDES certificate may be split into other PRIDES certificates or combined with other PRIDES certificates into one PRIDES certificate, evidencing the same aggregate number of PRIDES surrendered.

          9. Limitations on Execution and Delivery Transfer, etc. of PRIDES. Prior to the execution and delivery, transfer, split-up, combination, delivery for purposes of conversion or withdrawal of the underlying Convertible Preferred Stock, surrender or exchange of this PRIDES certificate, the Depositary, or any of the


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Depositary's Agents, or the Company, may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Convertible Preferred Stock being deposited or withdrawn, converted or redeemed) except if such tax or charge is required to be paid by the Company pursuant to the Authorizing Resolutions, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish pursuant to the Deposit Agreement. Any person presenting Convertible Preferred Stock for deposit, or any holder of this PRIDES certificate, may be required to file such information, and to execute such certificates, as the Depositary or the Company may reasonably deem necessary or proper.

          10. Suspension of Delivery, Transfer, etc. The deposit of Convertible Preferred Stock may be refused, or the delivery of this PRIDES certificate against Convertible Preferred Stock may be suspended, or the transfer, surrender, conversion (provided the conversion rights in respect of the Convertible Preferred Stock are also suspended) or exchange of this PRIDES certificate may be suspended (a) during any period when the register of stockholders of the Company is closed or (b) if any such action is deemed necessary or advisable by the Depositary, the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or with the approval of the Company for any other reason.

          11. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary, the Registrar or any Depositary's Agent with respect to this PRIDES certificate or with respect to the PRIDES evidenced hereby or with respect to the Convertible Preferred Stock represented by such PRIDES, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof, except if such tax or charge is required to be paid by the Company pursuant to the Authorizing Resolutions. Transfer of this PRIDES certificate, or any withdrawal of Convertible Preferred Stock and all money and other property, if any, underlying the PRIDES represented


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hereby, may be refused until such payment, if any, is made, and any dividends or other distributions may be withheld, or any part or all of the Convertible Preferred Stock and other property underlying the PRIDES and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this PRIDES certificate remaining liable for any deficiency.

          12. Amendment. The form of the PRIDES certificates and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for in the Deposit Agreement) upon holders of PRIDES shall not become effective as to outstanding PRIDES until the expiration of three months after notice of such amendment has been given to the record holders of outstanding PRIDES. If any other such amendment shall be prejudicial to any substantial existing right of holders of PRIDES, it shall not become effective as to outstanding PRIDES until the holders of record of PRIDES evidencing at least 66-2/3% of the number of PRIDES then outstanding, voting separately as a single class, shall have consented thereto in writing or by voting therefor in person or by proxy at a meeting held on notice for such purpose or any adjournment or adjournments thereof; provided, however, that such consent of holders of PRIDES shall not be necessary if the terms of such amendment to the Deposit Agreement correspond to, or are substantially the same as, the terms of an amendment to the provisions of the Restated Certificate of Incorporation of the Company, as amended, pertaining to the Convertible Preferred Stock which is authorized and effected. The holder of this PRIDES certificate at the time any such amendment so becomes effective shall be deemed, by continuing to hold this PRIDES certificate, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair, subject to the applicable provisions of the Deposit Agreement, the rights of the owner of the PRIDES represented by this certificate to withdraw the Convertible Preferred Stock represented by the PRIDES certificate or to convert the shares of Convertible Preferred Stock represented thereby, except as provided in the Authorizing Resolutions or in order to comply with mandatory provisions of applicable law.


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          13. Charges of Depositary. The Company will pay all
reasonable charges and expenses of the Depositary and the Registrar, except for taxes and other governmental charges, and such telegram, telex and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Convertible Preferred Stock or holders of PRIDES.

          14. Title to PRIDES Certificates. It is a condition of this PRIDES certificate, and every successive holder hereof by accepting or holding the same consents and agree, that title to this PRIDES certificate (and to the PRIDES evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that, until this PRIDES certificate shall be transferred on the books of the Depositary, the Depositary, each Depositary's Agent and the Company may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or payments with respect to the Convertible Preferred Stock, to exercise voting or conversion rights with respect to the Convertible Preferred Stock or to receive any notice provided for in the Deposit Agreement and for all other purposes.

          15. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made with respect to the Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Convertible Preferred Stock are entitled to vote or of which holders of Convertible Preferred Stock are entitled to notice or any request for action by written consent of the holders of Convertible Preferred Stock, the Depositary shall fix a record date (which shall be the record date fixed by the Company with respect to the Convertible Preferred Stock) for the determination of holders of PRIDES who shall be entitled to receive such dividend or distribution, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or request for action by written consent.

          16. Voting Rights. The Company shall cause the Depositary to notify holders of PRIDES of the occurrence of


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any event that, pursuant to the Authorizing Resolutions, entitles the holders of Convertible Preferred Stock to vote or act by written consent. Upon receipt of notice of any meeting at which the holders of Convertible Preferred Stock are entitled to vote or upon receipt of any request for action by written consent of the holders of Convertible Preferred Stock, the Depositary shall, as soon as practicable thereafter, mail to the record holders of PRIDES a notice in form satisfactory to the Company which shall contain (a) such information as is contained in such notice of meeting or request for action by written consent and any additional information that may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and
(b) a statement that the holders of PRIDES at the close of business on a specified record date (which shall be the record date fixed by the Company with respect to the Convertible Preferred Stock) will be entitled, subject to any applicable provisions of law and of the Authorizing Resolutions, to instruct the Depositary as to the exercise of the voting rights pertaining to the Convertible Preferred Stock represented by their respective PRIDES, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of PRIDES on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, or to execute and deliver a written consent or a proxy or proxies with respect to, the Convertible Preferred Stock represented by such PRIDES in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of PRIDES, the Depositary will abstain from voting or executing written consents or proxies to the extent of the Convertible Preferred Stock underlying such PRIDES. Any voting instructions given hereunder shall be revocable to the same extent as a proxy granted with respect to the underlying Convertible Preferred Stock.

          17. Changes Affecting Deposited Securities. upon any change in par value, split-up, consolidation or any other reclassification of the Convertible Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company affecting the Company or to which it is a party, the Depositary may in its discretion (with approval of the Company) and shall (upon the instructions of the Company) and, in either such case, in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or in


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respect of the Convertible Preferred Stock as new deposited securities under the Deposit Agreement, and PRIDES then outstanding shall thenceforth represent interests in the new deposited securities so received in exchange for or upon conversion or in respect of such Convertible Preferred Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional PRIDES, or may call for the surrender of all outstanding PRIDES to be exchanged for new PRIDES specifically describing such new deposited securities.

          18. Reports; Inspection of Transfer Books. The Depositary will make available for inspection by holders of PRIDES at its corporate trust office in New York City and at such other places as it may deem advisable, any reports and communications received from the Company which are made generally available to the holders of such Convertible Preferred Stock by the Company. The Depositary will also send to record holders of PRIDES copies of such other reports and financial statements furnished by the Company. The Depositary will keep books for the transfer of PRIDES, which at all reasonable times will be open for inspection by the record holders of PRIDES to the same extent as a record holder of Convertible Preferred Stock may inspect books for the transfer of Convertible Preferred Stock.

          19. Liability of the Depositary, the Depositary's Agents, Registrar or the Company. None of the Depositary, any Depositary's Agent, the Registrar or the Company shall incur liability to any holder of PRIDES if by reason of any provision of law or any other governmental authority, or, in the case of the Depositary, any Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Authorizing Resolutions, or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of PRIDES by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement and shall perform such duties and otherwise act thereunder on behalf of the holders of PRIDES.


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          20. Obligations of the Depositary, the Depositary's
Agents, the Registrar and the Company. None of the Depositary, any Depositary's Agent, the Registrar or the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of PRIDES other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement and shall perform such duties and otherwise act thereunder on behalf of the holders of PRIDES.

          None of the Depositary, any Depositary's Agent, the Registrar or the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock or in respect of the PRIDES, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          None of the Depositary, any Depositary's Agent, the Registrar or the Company will be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Convertible Preferred Stock for deposit, any holder of PRIDES or any other person believed by it in good faith to be competent to give such advice or information.

          The Company will indemnify the Depositary and each Depositary's Agent against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and the PRIDES (a) by the Depositary, any Registrar, or any of their agents (including the Depositary's Agents), except for any liability arising out of their own wilful misconduct, negligence or bad faith, or (b) by the Company or any of its agents (other than the Depositary, the Depositary's Agents, the Registrar or any of their agents). The Depositary will indemnify the Company and the Registrar against any liability which may arise out of the acts performed or omitted by the Depositary or its agents due to negligence or bad faith.

          21. Resignation and Removal of Depositary. The Depositary may at any time (a) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment,


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or (b) be removed by the Company by written notice delivered to the
Depositary, effective upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

          22. Termination of Deposit Agreement. The Company shall be entitled to terminate the Deposit Agreement at any time in its discretion, as long as fractional shares of Convertible Preferred Stock (in fractions that are no greater than the fractional interest underlying one PRIDES) are listed or admitted for trading on any national securities exchange on which the PRIDES are listed. Whenever the Company shall be entitled to terminate the Deposit Agreement, the Depositary, when so directed by the Company, will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all PRIDES then outstanding at least 60 days prior to the date fixed in such notice for such termination.

          If any PRIDES remain outstanding after the date of termination, the Depositary and any Registrar thereafter shall discontinue all functions under the Deposit Agreement, except as specifically provided therein. At any time after the expiration of one year from the date of termination, the Depositary may deliver all shares of Convertible Preferred Stock and cash or other property then held by it and all records pertaining to outstanding PRIDES to such person as shall be designated by the Company.

          23. GOVERNING LAW. THE DEPOSIT AGREEMENT AND THIS
CERTIFICATE AND ALL RIGHTS THEREUNDER AND HEREUNDER AND PROVISIONS THEREOF AND HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          This PRIDES certificate shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this PRIDES certificate shall have been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Registrar for PRIDES Certificates (other than the Depositary) shall have been appointed, by the Depositary by the facsimile signature of a duly authorized officer of the Depositary and, if executed by a facsimile signature of a duly authorized officer of the Depositary, countersigned by the Registrar by the manual signature of a duly authorized officer of the Registrar.

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Dated:

                                                        , Depositary

                                 by ________________________________


                                               Authorized Officer

THE COMPANY WILL FURNISH TO ANY HOLDER OF ONE OR MORE PRIDES UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE CERTIFICATE OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND/OR OTHER SPECIAL RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED STOCK (THE "CONVERTIBLE PREFERRED STOCK"). SUCH REQUEST MAY BE MADE TO THE COMPANY.


                    FORM OF NOTICE OF CONVERSION

          The undersigned holder of this PRIDES certificate hereby exercises the option to convert the number specified below of shares of the Series B Convertible Preferred Stock, par value $.01 per share of Hollinger International Inc., a Delaware corporation (the "Company"), represented by this PRIDES certificate into shares of the Company's Class A Common Stock, par value $.01 per share ("Class
A Common Stock") (as further defined in the Deposit Agreement referred to below), and any other applicable property in accordance with the terms of and conditions of the Convertible Preferred Stock
and further as provided in the Deposit Agreement, dated as of         ,
between the Company and            , as Depositary and on behalf of the
holders from time to time of the PRIDES referred to in such Deposit Agreement (the "Deposit Agreement") and directs that the securities deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional share and any other property deliverable upon such conversion, to the undersigned unless a different name has been indicated below. If securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. If the number of shares of Convertible
Preferred Stock to be converted indicated below is less than the number of shares of such Convertible Preferred Stock represented by this PRIDES certificate, the undersigned directs that the Depositary issue to the undersigned, unless a different name


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is indicated below, a new PRIDES certificate evidencing PRIDES for the balance of the Convertible Preferred Stock not to be converted.


Dated:                  Signature _________________________________

                                  _________________________________

                                 NOTE: The above signature(s) should
                                 correspond exactly with the name(s)
                                 on the face of this PRIDES
                                 certificate or with the name(s)
                                 of the assignee(s) appearing in
                                 the assignment form below.

______    Number of shares of Convertible Preferred
          Stock underlying this PRIDES certificate to be converted (in 1/2 of a share or any integral multiple thereof).

(PLEASE PRINT NAME(S) AND ADDRESSES OF REGISTERED HOLDER(S))

Name_______________________________________________________

Address____________________________________________________

(PLEASE INDICATE OTHER DELIVERY INSTRUCTION, IF APPLICABLE)

Name_______________________________________________________

Address____________________________________________________


Tax I.D. Number


_________________________


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                   FORM OF ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________
___________________________ the within PRIDES
certificate and all rights and interests associated therewith, and hereby irrevocably constitutes and appoints ____________________________________ attorney, to transfer the same on the books of the within-named
Depositary or, if a Registrar shall have been appointed, the within-named Registrar, with full power of substitution in the premises.


Dated:                   Signature ____________________________

                                   ____________________________

                                   NOTE: The above
                                   signature(s) should
                                   correspond exactly with
                                   the name(s) on the face
                                   of this PRIDES certificate.